UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

The Duckhorn Portfolio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40240	81-3866305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Dowdell Lane, Saint Helena, CA 94574

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (707) 302-2658

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	NAPA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2021, the Board of Directors (the “Board”) of Duckhorn Portfolio, Inc. (the “Company”) appointed Michelle Gloeckler to the Board. Ms. Gloeckler’s initial term as a director will expire at the Company’s 2024 annual meeting of stockholders. Ms. Gloeckler will serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Board.

From 2016-2019 Michelle Gloeckler was the Chief Merchant and President International at Academy Sports + Outdoors. Michelle was an executive at Walmart from 2009-2016 where she led Health & Wellness, Pharmacy, Consumables, Home and Grocery categories over her career. In addition, she led the President’s Global Council of Women Leaders and the US Manufacturing commitment for Walmart. Prior to Walmart, Ms. Gloeckler spent 21 years at The Hershey Company in various sales and marketing executive roles. Michelle Gloeckler currently serves on the Board of Directors of BJ’s Wholesale Club where she sits on the nominating and governance committee. She served on Benson Hill Board and audit committee from 2019 - 2021. She is an advisor to Blendid, GO-2 Devices and is a member of the LSA Dean’s Advisory Council at University of Michigan. She was recognized as a Fortune Most Powerful Woman and has served on various not for profit boards to include Walton Arts Center, NACDS, Komen of the Ozarks, Network of Executive Women (National Chair) and United Way. She holds a Bachelor’s degree in Communication and Psychology from the University of Michigan. We believe Ms. Gloeckler’s experience in retail, CPG and her executive leadership qualifies her to serve on our board of directors.

As a non-employee director, Ms. Gloeckler will receive compensation in respect of her service to the Company in accordance with the Company’s non-employee director compensation policy and consistent with the compensation paid to the Company’s other non-employee directors who are eligible to receive compensation under such policy, as the Company previously disclosed in its final prospectus, as filed with the Securities and Exchange Commission (“SEC”) on March 19, 2021. In addition, as with all directors, the Company entered into an Indemnification Agreement with Ms. Gloeckler on May 13, 2021, the form of which is filed as Exhibit 10.3 to the Company’s S-1, filed with the SEC on March 3, 2021.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: May 14, 2021	The Duckhorn Portfolio, Inc.

	By:	/s/ S.B.A. Sullivan
	Name:	Sean Sullivan
	Title:	Executive Vice President, Chief Administrative Officer and General Counsel